EXHIBIT 10.1
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                              SETTLEMENT AGREEMENT

     This Settlement Agreement (this "Agreement") is dated as of this 25th day of January, 2005 between CDKnet.com, Inc., a Delaware corporation ("CDK") and Summit Trading Limited, an international business corporation organized under the laws of the Bahamas ("STC").

     1. CDK entered into a Consulting Agreement with Investor Relations Services, Inc. (the "Consultant") dated October 20, 2004 (the "Consulting Agreement").

     2. The Company and Consultant, simultaneously with the execution of this Agreement, will terminate the Consulting Agreement and release each other from substantially all of their respective obligations under the terms of the Consulting Agreement.

     3. CDK entered into a payment agreement dated October 20, 2004 with STC (the "Payment Agreement") in which CDK agreed to issue 1,150,000 shares of its common stock to STC in consideration of STC funding the services and expenses relating to the Consultant's performance under the Consulting Agreement.

     4. Since CDK no longer has financial obligation to Consultant, the parties wish to terminate the Payment Agreement, on the terms set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the parties, intending to be legally bound, agree as follows:

     1. SETTLEMENT TERMS. Subject to the terms and conditions herein stated, the parties respective obligations are hereby settled by STC delivering certificates representing 1,150,000 shares of CDK's common stock (the "Shares") to CDK, together with stock powers, duly executed in blank and guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad 15, for the purpose of CDK canceling 1,050,000 of such shares (the "Settlement Consideration"). The delivery of a copy of this Agreement with the certificate or certificates representing the Shares with such blank power attached shall evidence STC's instruction to transfer 1,050,000 of 1,150,00 shares to CDK's treasury, and returning 100,000 shares to STC and permission for the cancellation of such shares at CDK's option. CDK agrees that the 100,000 shares will not have any contractual restrictions, but will continue to bear the standard Rule 144 legend.

     2. MUTUAL RELEASES. Each party hereto, such party's heirs, assigns and agents, do hereby fully and forever, release, waive and discharge each of the parties hereto, and their respective officers, directors, shareholders, agents, employees, successors and assigns, (hereinafter collectively referred to as the "Releasees") from and against each and every claim, demand, cause of action, obligation, damage, complaint, expense or action of any kind, description or nature whatsoever, known or unknown, suspected or unsuspected, that each party has or may hereafter have, against the Releasees arising out of the Payment Agreement; provided, however, CDK's release shall not be effective until it has received the Settlement Consideration and its transfer agents accepts the documentation

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     presented by STC to effect the cancellation or transfer thereof. This mutual release specifically excludes the rights of CDK and obligations of STC under Sections 9 and 10 of the Payment Agreement.

     3. REPRESENTATIONS OF STC. STC represents, warrants and agrees that STC has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder. This Agreement has been duly executed and delivered by STC and, assuming due execution and delivery by, and enforceability against, CDK constitutes the valid and binding obligation of STC enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to
     (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and
     (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by STC or in connection with the execution and delivery by STC of this Agreement and consummation and performance by him of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by STC and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by STC will not:

               (a) knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which STC is a party or by or to which any of the properties and assets of STC may be bound or subject;

               (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either STC or the securities, assets, properties or business of STC is bound; or

               (c) knowingly violate any statute, law or regulation.

     4. NO ADMISSION. The parties agree that the execution of this Agreement is not an admission by any of them of liability with respect to damages.

     5. MISCELLANEOUS PROVISIONS.

          5.1 Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable by any court or tribunal of competent jurisdiction, then to the extent that such provision may be made enforceable by amendment to or modification thereof, the Parties agree to make such amendment or modification so that the same shall be made valid and enforceable to the fullest extent permissible under existing law and public policies in the jurisdiction where enforcement is sought, and in the event that the Parties cannot so agree, such provision shall be modified by such court or tribunal to conform, to the fullest extent permissible under applicable law, to the intent of the Parties

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     in a valid and enforceable manner, if possible and if not possible, then be stricken entirely from the Agreement by such court or tribunal and the remainder of this Agreement shall remain binding on the parties hereto.

          5.2 Amendment. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the party or parties to be bound thereby.

          5.3 Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the internal laws of the State of New York without regard to conflict or choice of law principles of New York or any other jurisdiction. This Agreement shall be executed in New York and is intended to be performed in New York. In the event of litigation arising out of this Agreement, the parties hereto consent to the personal jurisdiction of the State of New York, and agree to exclusively litigate said actions.

          5.4 No Waiver. If any party to this Agreement fails to, or elects not to enforce any right or remedy to which it may be entitled hereunder or by law, such right or remedy shall not be waived, nor shall such nonaction be construed to confer a waiver as to any continued or future acts, nor shall any other right or remedy be waived as a result thereof. No right under this Agreement shall be waived except as evidenced by a written document signed by the party waiving such right, and any such waiver shall apply only to the act or acts expressly waived in said document.

          5.5 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same Agreement.

          5.6 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and upon their respective heirs, successors, assigns and legal representatives.

          5.7 Counsel. Each of the parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof and has elected not to seek such counsel. The parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement. Each party further agrees to bear its own costs and expenses, including attorneys' fees, in connection with the Action and this Agreement. If any Party initiates any legal action arising out of or in connection with enforcement of this Agreement, the prevailing Party in such legal action shall be entitled to recover from the other Party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing Party in connection therewith.

          5.8 Notices. All notices and demands permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if

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     delivered by hand or by mailing the same via the United States Mail, prepaid certified or registered mail, return receipt requested, or by priority overnight courier for next business day delivery by a nationally recognized overnight courier service that regularly maintains records of its pick-ups and deliveries and has daily deliveries to the area to which the notice is sent, addressed to the parties at their respective addresses as shown below:



          Name                                 Address

          To CDK:                              CDKnet.Com, Inc.
                                               948 US Highway 22
                                               North Plainfield, NJ 07060
                                               Attn: Oleg Logvinov, President
          Facsimile:                           (908) 769-0206

          With a Copy To:                      Sommer & Schneider LLP
                                               595 Stewart Avenue, Suite 710
                                               Garden City, NY  11530
                                               Attn:  Herbert H. Sommer
          Facsimile:                           (516) 228-8211

          To STC:                              Summit Trading Limited
                                               Charlotte House, Charlotte Street
                                               Nassau, Bahamas
                                               Attn: ________________
          Facsimile:                           ______________________


          Notices delivered personally shall be deemed communicated as of the date of actual receipt. Notices mailed as set forth above shall be deemed communicated as of the date three (3) business days after mailing, and notices sent by overnight courier shall be deemed communicated as of the date one (1) business day after sending.

          5.9 Entire Agreement. This Agreement and the Exhibits hereto set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

          5.10 Successors and Assigns. As used herein the term "the Parties" shall include their respective successors in interest, licensees or assigns.

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          5.11 Documents. At the conclusion of the Action, each Party shall return to the other all documents and papers produced by the other in connection with the Action.

          5.12 Execution. Each person who signs this Agreement on behalf of a corporate entity represents and warrants that he has full and complete authority to execute this Agreement on behalf of such entity. Each party shall bear the fees and expenses of its counsel and its own out-of-pocket costs in connection with this Agreement.

          5.13 Captions. The captions appearing in this Agreement are for convenience only, and shall have no effect on the construction or interpretation of this Agreement.


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         Executed by the Parties on this 25th day of January, 2005.


                                       CONSULTANT:

                                       SUMMIT TRADING LIMITED


                                       By: /s/ Richard J. Fixaris
                                           ---------------------------
                                           Richard J. Fixaris, Attorney-in-fact

                                       COMPANY:

                                       CDKNET.COM, INC.



                                       By: /s/ Oleg Logvinov
                                           ---------------------------
                                           Oleg Logvinov, President












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